SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2007

ADUROMED INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-03125	21-0661726
State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Trowbridge Drive, Bethel, Connecticut 06801

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 798-1080.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 16, 2007, the number of authorized Common Stock of the Company, par value $0.0001, was increased from 100,000,000 to 130,000,000. A Certificate of Amendment to the Company’s Certificate of Incorporation evidencing such increase was filed with the Secretary of State of the State Delaware on April 16, 2007. A copy of such Certificate of Amendment is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit 3 - Certificate of Amendment to the Certificate of Incorporation of Aduromed Industries, Inc. dated April 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADUROMED INDUSTRIES, INC.

By: /s/ Damien R. Tanaka
Damien R. Tanaka
Chairman, President and CEO

Dated: April 16, 2007